Exhibit 99.1
Phoenix Technologies Ltd. Reports Q1 FY2008 Results
—Revenue Up 79% Over Prior Year First Quarter
—GAAP Profit of $2.2 Million Versus Year Earlier Loss of ($8 Million)
MILPITAS, CA: January 22, 2008 — Phoenix Technologies Ltd. (NASDAQ: PTEC) today announced its financial results for the first quarter of fiscal year 2008, which ended December 31, 2007.
•	Total revenues grew approximately 79% to $17.4 million, compared with $9.7 million for Q1 FY2007, which ended December 31, 2006;

•	Gross margin improved to 88% of revenue, compared with 74% of revenue in Q1 FY2007;

•	The Company’s GAAP net income was $2.2 million, or $0.08 per diluted share, compared with a loss of ($8.0 million), or ($0.31) per share in Q1 FY2007;

•	On a non-GAAP basis, net income was $3.3 million, or $0.12 per diluted share, compared with a net non-GAAP loss of ($4.7 million), or ($0.18) per share in Q1 FY2007.
Other financial highlights include:
•	$6.0 million in positive cash flow from operations for the quarter ended December 31, 2007, compared to ($10.2 million) in negative cash flow from operations for Q1 FY2007;

•	Cash and short-term investment balances, as of December 31, 2007, were $70.3 million, compared to $50.6 million at December 31, 2006, and $62.7 million at September 30, 2007.
“Phoenix had a remarkably successful December quarter characterized by significant new contracts, dramatically increased total backlog and continued operational efficiency,” said Woody Hobbs, President and CEO of Phoenix Technologies. “We have met our originally stated goal of taking Phoenix from substantial losses a year ago to overall profitability by the first quarter of the current financial year,” added Hobbs.
“This quarter, we announced two major new products, Phoenix FailSafe™ and HyperSpace™. We have again demonstrated our ability to generate substantial cash flows from our core business, and this has enabled us to fund these exciting new PC 3.0™ initiatives in mobile PC theft deterrence and user experience enhancement,” concluded Hobbs.
Conference Call
The Company will conduct its regularly scheduled financial announcement conference call on Tuesday, January 22, 2008 at 5:30 a.m. PST (8:30 a.m. EST). Investors are invited to listen to a live audio web cast of the quarterly conference call on the investor relations section of the Company’s website at www.phoenix.com, which will also contain supplemental financial information related to the conference call. A replay of the web cast will be available two hours after the conclusion of the call and will be available for 30 calendar days. Alternatively investors can listen to the conference call via telephone at: 888-715-1389 (U.S/Canada) or 913-312-1466 (international). An audio replay of the conference call will also be available approximately two hours after the conclusion of the call and will be available until 8:59 p.m. PST on Tuesday, February 22, 2008. The audio replay can be accessed by dialing 888-203-1112 (U.S./Canada) or 719-457-0820 (international) and entering conference call ID 2449445.
About Phoenix Technologies
Phoenix Technologies Ltd. (Nasdaq: PTEC) is the global market leader in system firmware that provides the most secure foundation for today’s computing environments. The PC industry’s top builders and specifiers trust Phoenix to pioneer open standards and deliver innovative solutions that will help them differentiate their systems, reduce time-to-market and increase their revenues. The Company’s flagship products, AwardCore, SecureCore, FailSafe and HyperSpace, are revolutionizing the PC user experience by delivering unprecedented security, reliability and ease-of-use. The Company established industry leadership with its original BIOS product in 1983, has 155 technology patents and 139 pending applications, and has shipped in over one billion systems. Phoenix is headquartered in Milpitas, California with offices worldwide. For more information, visit http://www.phoenix.com
Phoenix, Phoenix Technologies, HyperSpace, HyperCore, PC 3.0 and the Phoenix Technologies logo are trademarks and/or registered trademarks of Phoenix Technologies Ltd. All other trademarks are the property of their respective owners.
Use of Non-GAAP Financial Information
To supplement Phoenix’s consolidated condensed financial statements presented on a GAAP basis, Phoenix also presents non-GAAP net income (loss) information in this press release. Total non-GAAP adjustments in the first quarter of fiscal year 2008 were $1.1 million compared to $3.3 million of non-GAAP adjustments in the first quarter of fiscal year 2007. The adjustments in the current quarter consist principally of non-cash stock compensation expense as required according to Statement of Financial Accounting Standards (SFAS 123R). These non-GAAP adjustments, as well as management’s reasons for providing non-GAAP information, are more fully described in the reconciliation between net income

(loss) on a GAAP basis and non-GAAP net income (loss) provided in the financial statements which accompany this press release.
Safe Harbor
With the exception of historical information, the statements set forth above include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company’s ability to maintain its current level of operational efficiency, profitability and cash flows and the prospects of the Company’s recently announced products. These statements involve risk and uncertainties, including: our dependence on key customers; our ability to successfully enhance existing products and develop and market new products and technologies; our ability to remain profitable; our ability to meet our capital requirements in the long-term and maintain positive cash flow from operations; our ability to attract and retain key personnel; product and price competition in our industry and the markets in which we operate; our ability to successfully compete in new markets where we do not have significant prior experience; end-user demand for products incorporating our products; the ability of our customers to introduce and market new products that incorporate our products; risks associated with any acquisition strategy that we might employ; results of litigation; failure to protect our intellectual property rights; changes in our relationship with leading software and semiconductor companies; the rate of adoption of new operating system and microprocessor design technology; risks associated with our international sales and operating internationally, including currency fluctuations, acts of war or terrorism, and changes in laws and regulations relating to our employees in international locations; whether future restructurings become necessary; our ability to increase the number of volume purchase agreements and pay-as-you-go arrangements with customers; any material weakness in our internal controls over financial reporting; changes in financial accounting standards and our cost of compliance; the effects of any software viruses or other breaches of our network security, power shortages and unexpected natural disasters; trends regarding the use of the x86 microprocessor architecture for personal computers and other digital devices; and changes in our effective tax rates. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward looking statements in this release, we refer you to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. All forward-looking statements included in this document are based upon assumptions, forecasts and information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statements.
Investor Relations Contacts:
Phoenix Technologies Ltd.
Richard Arnold
Chief Operating Officer and Chief Financial Officer
Tel. +1 408 570 1000
investor_relations@phoenix.com
Sapphire Investor Relations, LLC
Erica Mannion
Tel. +1 212 766 1800 x 203
Investor_relations@phoenix.com
SOURCE: Phoenix Technologies Ltd.

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	September 30,
	2007	2007

Assets
Current assets:
Cash and cash equivalents	$70,299	$62,705
Marketable Securities	—	—
Accounts receivable, net of allowances	5,046	6,383
Other current assets	1,261	3,496

Total current assets	76,606	72,584

Property and equipment, net	2,894	2,791
Purchased technology and Intangible assets, net	3,500	3,571
Goodwill	14,497	14,497
Other assets	2,905	1,037

Total assets	$100,402	$94,480

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,361	$1,186
Accrued compensation and related liabilities	3,001	3,922
Deferred revenue	12,005	11,805
Income taxes payable	2,812	11,733
Accrued restructuring charges — current	904	1,905
Other accrued liabilities — current	2,063	1,744

Total current liabilities	22,146	32,295

Accrued restructuring charges — noncurrent	145	358
Income taxes payable — noncurrent	10,891	—
Other liabilities — noncurrent	2,274	2,055

Total liabilities	35,456	34,708

Stockholders’ equity:
Preferred stock	—	—
Common stock	28	28
Additional paid-in capital	210,017	206,800
Retained earnings / (deficit)	(53,319)	(55,311)
Accumulated other comprehensive loss	(102)	(67)
Less: Cost of treasury stock	(91,678)	(91,678)

Total stockholders’ equity	64,946	59,772

Total liabilities and stockholders’ equity	$100,402	$94,480

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2007	2007	2006

Revenues:
License fees	$15,409	$13,578	$7,924
Service fees	1,955	2,087	1,800

Total revenues	17,364	15,665	9,724

Cost of revenues:
License fees	159	234	265
Service fees	1,798	1,609	1,997
Amortization of purchased technology	71	471	292

Total cost of revenues	2,028	2,314	2,554

Gross Margin	15,336	13,351	7,170

Operating expenses:
Research and development	5,103	5,137	4,546
Sales and marketing	2,871	2,593	4,140
General and administrative	3,927	4,357	4,228
Restructuring	69	1,036	2,211

Total operating expenses	11,970	13,123	15,125

Income (loss) from operations	3,366	228	(7,955)

Interest and other income, net	677	470	573

Income (loss) before income taxes	4,043	698	(7,382)

Income tax expense	1,799	1,366	629

Net income (loss)	$2,244	$(668)	$(8,011)

Earnings (loss) per share:
Basic	$0.08	$(0.02)	$(0.31)
Diluted	$0.08	$(0.02)	$(0.31)
Shares used in earnings (loss) per share calculation:
Basic	27,149	26,736	25,474
Diluted	28,961	26,736	25,474
See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2007	2007	2006
Cash flows from operating activities:
Net income (loss)	$2,244	$(668)	$(8,011)
Reconciliation to net cash provided by (used in) operating activities:
Depreciation and amortization	550	944	885
Stock-based compensation	1,022	2,311	1,151
Loss from disposal of fixed assets	33	4	28
Change in operating assets and liabilities:
Accounts receivable	1,320	(1,165)	2,492
Prepaid royalties and maintenance	29	(13)	43
Other assets	334	(235)	89
Accounts payable	174	305	(1,614)
Accrued compensation and related liabilities	(933)	644	(801)
Deferred revenue	197	109	(2,449)
Income taxes	1,696	1,435	72
Accrued restructuring charges	(1,229)	1,015	(1,070)
Other accrued liabilities	530	(730)	(1,049)

Net cash provided by (used in) operating activities	5,967	3,956	(10,234)

Cash flows from investing activities:
Proceeds from sales of marketable securities	—	—	48,128
Purchases of marketable securities	—	—	(48,025)
Purchases of property and equipment	(615)	(427)	(87)
Purchases of technology	—	(3,500)	—

Net cash provided by (used in) investing activities	(615)	(3,927)	16

Cash flows from financing activities:
Proceeds from stock purchases under stock option and stock purchase plans	2,195	3,839	565

Net cash provided by financing activities	2,195	3,839	565

Effect of changes in exchange rates	47	83	36

Net increase in cash and cash equivalents	7,594	3,951	(9,617)
Cash and cash equivalents at beginning of period	62,705	58,754	34,743

Cash and cash equivalents at end of period	$70,299	$62,705	$25,126

See notes to unaudited condensed consolidated financial statements

PHOENIX TECHNOLOGIES LTD.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME AND
NET LOSS PER SHARE
(in thousands, except per share data)
(unaudited)

		Three months ended
		December 31,	September 30,	December 31,
		2007	2007	2006
	GAAP net income (loss)	$2,244	$(668)	$(8,011)

(1)	Equity-based compensation expense under SFAS No. 123(R)	1,022	2,311	1,135

(2)	Restructuring	69	1,036	2,211

	Non-GAAP net income (loss)	$3,335	$2,679	$(4,665)

	Non-GAAP earnings (loss) per share:
	Basic	$0.12	$0.10	$(0.18)
	Diluted	$0.12	$0.10	$(0.18)

	Shares used in earnings (loss) per share calculation:
	Basic	27,149	26,736	25,474
	Diluted	28,961	27,681	25,474
These adjustments reconcile the Company’s GAAP results of operations to the reported non-GAAP results of operations. The Company believes that presentation of net income and net income per share excluding non-cash equity-based compensation and restructuring cost provides meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation is excluded from non-GAAP financial results since it is a non-cash based charge. Restructuring costs are excluded from non-GAAP financial results since these are infrequent and non-recurring and therefore may not be considered directly related to our on-going business operations. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies.

(1)	This number represents non-cash equity-based compensation expense related to the Company’s adoption of SFAS No. 123(R) beginning October 1, 2005. For the three months ended December 31, 2007, non-cash equity-based compensation was $1.0 million, allocated as follows: $0.1 million to cost of goods sold, $0.2 million to research and development, $0.2 million to sales and marketing and $0.5 million to general and administrative. For the three months ended September 30, 2007, non-cash equity-based compensation was $2.3 million, allocated as follows: $0.5 million to research and development, $0.3 million to sales and marketing and $1.5 million to general and administrative. For the three months ending December 31, 2006, non-cash equity-based compensation was $1.1 million, allocated as follows: $0.3 million to research and development, $0.3 million to sales and marketing and $0.5 million to general and administrative. Management believes that it is useful to investors to understand how the expenses associated with the adoption of SFAS No. 123(R) are reflected in net income.

(2)	The Company has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to formal restructuring plans approved by the Board of Directors in June 2006, in September 2006, November 2006 and September 2007. For the three months ended December 31, 2007, severance and benefits totaled $0.1 million and cost related to exiting and terminating 2 facility lease totaled $0.1 million. These costs were partly offset when the Company decreased its fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to projected income from the signing of a new sublease over the remaining term of the lease. For the three months ended September 30, 2007, severance and benefits totaled $0.4 million and cost related to exiting and terminating 2 facility lease totaled $0.5 million. In addition , for the three months ended September 30, 2007, the Company increased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to projected increased operating expenses over the remaining term of the lease. For the three months ending December 31, 2006, severance and benefits totaled $1.9 million and cost related to exiting and terminating two facility lease totaled $0.4 million. In addition, the Company decreased the fiscal year 2003 restructuring reserve for the Irvine facility by $0.1 million due to a revised projection of the liability over the remaining term of the lease. The Company believes that these items do not reflect expected future operating expenses nor does the Company believe that they provide a meaningful evaluation of current versus past operational performance.